EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICERPURSUANT TO 18 U.S.C. § 1350

In connection with the Quarterly Report on Form 10-Q/A for the period ended June 30, 2011 (the “Form 10-Q/A”) of Botetourt Bankshares, Inc. (the “Company”), we, H. Watts Steger, III, Chief Executive Officer and Michelle A. Crook, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(a)	the Form 10-Q/A fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-Q/A.

By:	/s/ H. Watts Steger, III	Date: August 12, 2011
H. Watts Steger, III
Chief Executive Officer

By:	/s/ Michelle A. Crook
Michelle A. Crook
Chief Financial Officer